MAIRS AND POWER FUNDS TRUST

FIFTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the 1st day of December, 2014, to the Transfer Agent Servicing Agreement, dated as of May 17, 2011, as amended December 31, 2011, May 2, 2012, November 19, 2012 and May 1, 2013 (the “Agreement”) is entered into by and between MAIRS AND POWER FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Trust and USBFS entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Trust; and

WHEREAS, Section 13 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the Trust and USBFS agree to the following:

Amended Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MAIRS AND POWER FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Andrea C. Stimmel	By: /s/ Michael R. McVoy
Name: Andrea C. Stimmel	Name: Michael R. McVoy
Title: Treasurer	Title: Executive Vice President

Amended Exhibit D to the
Transfer Agent Servicing Agreement – Mairs and Power Funds Trust
TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at December 1, 2014

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)

   ♦ No-Load  - $[  ] /account
   ♦ No-Load Level 3- $[  ] /account
   ♦ Load - $[  ] /account
   ♦ Load Level 3 - $[  ] /account
   ♦ Closed Accounts - $[  ] /account
   ♦ 12B-1 Distribution Fee Aging – Aging
                       shareholder account share lots in order to
                       monitor and begin assessing 12B-1 fees
                       after a certain share lot age will be charged
                       at $[  ] per open account per year.
Annual Minimum
   ♦ $[  ] per no-load fund, Growth Fund
   ♦ $[  ] per no-load fund, Balanced Fund
   ♦ $[  ] per no-load fund, Small Cap Fund, $[  ] 1st
            year, $[  ] 2nd year, and $[  ] the 3rd year.

Activity Charges
   ♦ Telephone Calls - $[  ] /call
   ♦ Voice Response Calls - $[  ] /call
   ♦ Daily Valuations - $[  ] /item
   ♦ Lost Shareholder Search - $[  ] /item
   ♦ Document Retention – Based on Accounts
   ♦ Price Faxing -$[  ]
   ♦ AML New Account Service - $[  ] /new domestic
           accounts and $[  ] /new foreign account, $[  ]
           /shareholder verification.
   ♦ $[  ] annual fee
   ♦ Disaster Recovery - $[  ] /account/annually
   ♦ ACH/EFT Shareholder Services:
$[  ] /month/fund group
$[  ]  /ACH item, setup, change
$[  ]  /correction, reversal

Out-of-pocket Costs - Including but not limited to:
   ♦ Telephone toll-free lines, call transfers, etc.
   ♦ Mailing, sorting and postage
   ♦ Stationery, envelopes
   ♦ Programming, special reports
   ♦ Insurance, record retention, microfilm/fiche
   ♦ Proxies, proxy services
   ♦ Lost shareholder search
   ♦ ACH fees
   ♦ NSCC charges
   ♦ All other out-of-pocket expenses

Qualified Plan Fees (Billed to Investors)
   ♦ $[  ] /qualified plan acct (Cap at $[  ] /SSN)
   ♦ $[  ] /Coverdell ESA acct (Cap at $[  ] /SSN)
   ♦ $[  ] /transfer to successor trustee
   ♦ $[  ] /participant distribution (Excluding SWPs)
   ♦ $[  ] /refund of excess contribution

Shareholder Fees (Billed to Investors)
   ♦ $[  ] /outgoing wire transfer
   ♦ $[  ] /overnight delivery
   ♦ $[  ] /telephone exchange
   ♦ $[  ] /return check or ACH
   ♦ $[  ] /stop payment
   ♦ $  [  ] /research request per account (Cap at $[  ]
        /request) (For requested items of the second calendar
        year [or previous] to the request)
   ♦ $[  ] /manual wire sent back to broker when can’t be
        processed through NSCC

Technology Charges
1.   Implementation Services
   ♦ First CUSIP - $[  ] /first CUSIP
   ♦ Fund Setup - $[  ] /additional CUSIP
   ♦ VRU Setup - $[  ]  /fund group
   ♦ NSCC Setup - $[  ] /fund group
2.   Cost Basis- $[  ] /account/year
3.   File Transmissions – subject to requirements
4.   Selects - $[  ]  per select, Growth Fund
5.   Selects - $[  ]  per select, Balanced Fund
6.   Selects - $[  ]  per select, Small Cap Fund
7.   Selects - $[  ]  per select for compliance mailings
      (complex)
8.   ReportSource - $[  ]  /month – Web reporting
9.   System Access –TALink (Vision), COLD, Image
   ♦ Setup - $[  ] /concurrent connection each
   ♦ Service – No charge for TA Link (Vision), $[  ]  for other services (not currently using).
10.   Physical Certificate Shares
   ♦ Setup - $[  ]  /fund
   ♦ Issue of Certificate - $[  ] /certificate transaction
11.   Extraordinary services – charged as incurred
   ♦ Development/Programming - $[  ] /hour
   ♦ Conversion of Records – Estimate to be provided
   ♦ Custom processing, re-processing
   ♦ CCO - $[  ]
12.Short-Term Trader – Software application used to track
      and/or assess transaction fees that are determined to be
      short-term trades.
      ▪ [  ]  days or less - $[  ] /open account
      ▪ [  ] -[  ] days - $[  ] /open account
      ▪ [  ] -[  ] days - $[  ] /open account
      ▪ [  ]  days – [  ] year - $[  ] /open account
      ▪ [  ] year – [  ]  years - $[  ] /open account

Literature Fulfillment Services

•  Account Management – $[  ] /month (account management, lead reporting and database administration).
•  Order Processing - $[  ] /per order (Assessed for each order shipped by U.S. Bancorp Fund Services.)
•  Telephone Service Charge - $[  ] /per call

Fees exclude postage and printing charges.

* Subject to CPI increase, Milwaukee MSA.

13. Vision Mutual Fund Gateway
       Permits broker/dealers, financial planners, and RIAs to
       use a web-based system to perform order and account
       inquiry, execute trades, print applications, review
       prospectuses, and establish new accounts.
▪ Inquiry Only
                  -   Inquiry - $[  ] /event
                  -   Per broker ID - $[  ] /month per ID
▪ Transaction Processing
                  -   Implementation - $[  ] /management company
                  -   Transaction – purchase, redeem, exchange,
                  -   literature order - $[  ] /event
                  -   New Account Setup – may contain multiple
                      fund/accounts - $[  ] /event
Monthly Minimum Charge - $[  ] /month

14.   Additional Data Delivery Services
▪ Ad Hoc/ PowerSelect File Development
- Setup: $[  ] /request (Includes up to [  ] hours of
        programming. If beyond, additional time will be
        $[  ] / hour consultation and development.)
                -      Support: $[  ] /file per month
                -      Files can be scheduled for delivery via Report
                       Source.
▪ Custom Electronic File Exchange (DDS delivery of
standard TIP files)
                -      Setup: $[  ] one-time fee
                -      Support: $[  ] /file per month

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES – Electronic Services FEE SCHEDULE at December 1, 2014
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

    1.  FAN Web Premium (Fund Groups over [  ] open accounts)
             •  Implementation - $[  ] per fund group – includes up to [  ]  hours of technical/BSA support
                     •  Annual Base Fee - $[  ] per year
    2.      FAN Web Select (Fund Groups under [  ] open accounts, has been approved by DST for Mairs and Power) – Standard Web services
                     •  Implementation - $[  ] per fund group – includes up to [  ] hours of technical/BSA support
                     •  Annual Base Fee - $[  ] per year
                     •  New Account Setup - $[  ] per year
                     •  Informed Design (Responsive Design) - $[  ] per year
    3.      Customization - $[  ] per hour
    4.      Activity (Session) Fees:
             •  Inquiry - $[  ] per event
                     •  Account Maintenance - $[  ] per event
                     •  Transaction – financial transactions, reorder statements, etc. - $[  ] per event
                     •  New Account Set-up - $[  ] per event